AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 24, 2006
Registration No. 333-106715

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WEST CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	47-0777362
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

11808 Miracle Hills Drive
Omaha, Nebraska	68154
(Address of Principal Executive Offices)	(Zip Code)
Restated West Corporation 1996 Stock Incentive Plan
2002 Employees Stock Purchase Plan
(Full Title of the Plan)
Thomas B. Barker
Chief Executive Officer
West Corporation
11808 Miracle Hills Drive
Omaha, Nebraska 68154
(Name and Address of Agent for Service)
(402) 963-1200
(Telephone Number, Including Area Code, of Agent for Service)
Copies of All Correspondence to:
David C. Mussman
Executive Vice President — General Counsel
West Corporation
11808 Miracle Hills Drive
Omaha, Nebraska 68154

This Post-Effective Amendment No. 1 to Form S-8 Registration Statement is being filed solely to remove from registration securities that were registered and will not be issued in connection with the Registrant’s offering.

      West Corporation (the “Registrant”) filed its Registration Statement on Form S-8 (No. 333-106715) (the “Registration Statement”) with the Securities and Exchange Commission with respect to 3,000,000 shares of the Registrant’s common stock which were to be issued in connection with the Restated West Corporation 1996 Stock Incentive Plan and 1,965,532 shares of the Registrant’s common stock which were to be issued in connection with the 2002 Employees Stock Purchase Plan (collectively, the “Plans”).
      On October 24, 2006, Omaha Acquisition Corp., a Delaware corporation (“Newco”), merged with and into the Registrant (the “Merger”) pursuant to an Agreement and Plan of Merger, dated as of May 31, 2006, between the Registrant and Newco. Following the Merger, no more shares of Registrant common stock will be issued under the Plans.
      Pursuant to the Registrant’s undertaking in Part II, Item 9 in the Registration Statement, the Registrant is filing this Post-Effective Amendment No. 1 to the Registration Statement to withdraw the Registration Statement, including all exhibits to the Registration Statement, with respect to all unsold shares of Registrant common stock registered under the Registration Statement.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on October 24, 2006.

WEST CORPORATION
By:	/s/ Paul M. Mendlik
Executive Vice President —
Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

October 24, 2006	/s/ Thomas B. Barker

Thomas B. Barker, Chief Executive Officer and Director (Principal Executive Officer)

October 24, 2006	/s/ Paul M. Mendlik

Paul M. Mendlik, Executive Vice President — Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)

October 24, 2006	/s/ Anthony J. DiNovi

Anthony J. DiNovi, Director

October 24, 2006	/s/ Soren L. Oberg

Soren L. Oberg, Director

October 24, 2006	/s/ Joshua L. Steiner

Joshua L. Steiner, Director

October 24, 2006	/s/ Jeff T. Swenson

Jeff T. Swenson, Director